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                                                                  EXHIBIT 10.25

              RESTRICTIVE COVENANT AND CONFIDENTIALITY AGREEMENT

            AGREEMENT made this 3rd day of April 1998, by and between THE DELICIOUS FROOKIE COMPANY, INC., a Delaware corporation (the "Buyer"), and STEVE COATES (the "Member").

                             W I T N E S S E T H :

            WHEREAS, concurrently herewith Salerno Foods, L.L.C., a Delaware limited liability company ("Salerno"), of which Member was a managing member until ____________, 1998, is executing and delivering an Asset Purchase Agreement (the "Asset Purchase Agreement") providing for the purchase by Buyer of substantially all of the assets of Salerno; and

            WHEREAS, Buyer, as an inducement for it to enter into and consummate the transactions contemplated by the Asset Purchase Agreement, wishes to secure Member's agreement that he will not compete, directly or indirectly, with Buyer for acquisitions of other cookie, cracker and baked goods companies during the term hereof; and

            WHEREAS, as a condition to the execution and delivery of the Asset Purchase Agreement, Buyer requires that Member agree to certain additional restrictions with respect to his business activities, and Member is willing to agree to such restrictions;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, each of the parties hereto agrees as follows:

            1. During the period commencing on the date first written above and ending on the first anniversary of such date, Member will not:

                        (a) directly or indirectly, own, manage, operate, join, control, participate in, invest in, provide consulting services to or otherwise be connected in any manner, whether as a shareholder, officer, director, consultant or otherwise, Keebler Foods Company.

                        (b) directly or indirectly advise, participate in, assist in or otherwise be connected with, in any manner, whether as a shareholder, director, consultant, partner, venturer, investor or otherwise, any entity listed on Schedule I hereto, its respective successors or assigns by merger, consolidation or

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otherwise in respect of an acquisition of any entity in the snack food,  cookie, cracker or other baked goods industry (the "Snack Food Industry"); or

                        (c) for himself or on behalf of any other person, firm, corporation or other entity, directly or indirectly or by action together with others, (i) call on any person, firm, corporation or other entity that is or was a customer of Buyer or Salerno for the purpose of soliciting, diverting or taking away any of such customers or (ii) induce, influence or seek to induce or influence, any person who has been engaged as an employee, representative or consultant by Buyer or Salerno to terminate any relationship with Buyer or Salerno or employ or retain such person.

            2. From and after the date hereof, Member will not use, disclose or divulge any information, knowledge or data specifically relating to or concerned with Buyer or Salerno, their respective operations, business, methods of doing business, revenues, results of operations, financial condition or customers to any person, firm, corporation or other entity, provided, however, that (a) if Member becomes legally compelled to disclose any such information, knowledge or data, he will promptly advise Buyer in writing so that it may seek a protective order or other appropriate judicial remedy and/or waive compliance with the provisions of this Section 2 and (b) nothing contained herein shall prevent the use or disclosure of any information which is generally known to the public and which has not become known through the breach of this Agreement by Member. Nothing set forth herein shall be deemed to prohibit Member from investing his funds, solely on a passive basis, in securities of a corporation, partnership or other entity engaged in the Snack Foods Industry if the securities of such issuer are listed for trading on a national securities exchange, are quoted by the National Association of Securities Dealers Automated Quotation System (NASDAQ) or are traded in the over-the-counter market and Member's holdings therein represent less than 2% of the total number of shares or principal amount of other securities of such issuer outstanding.

            3. Member acknowledges that the provisions of Sections 1 and 2 hereof are reasonable and necessary for the protection of Buyer and that each provision, and the period of time, geographic areas and types and scope of restrictions on the activities specified therein are, and are intended to be, divisible. In the event that any provision of Sections 1 or 2 hereof, including any sentence, clause or part thereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable.


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            4. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when (i) delivered personally or by facsimile transmission (and a copy is mailed by regular mail within 24 hours of such transmission), in either case with receipt acknowledged, (ii) three business days after being sent by registered or certified mail, return receipt requested, or (iii) one business day after being sent by prepaid overnight carrier, with a record of receipt, to the parties at the following addresses:

            (1) If to Buyer:

                  The Delicious Frookie Company, Inc.
                  2720 River Road, Suite 126
                  Des Plaines, IL 60018
                  Facsimile:  (847) 699-5940
                  Attention:  Chief Executive Officer

                  with a copy (which shall not constitute notice) to:

                  Olshan Grundman Frome & Rosenzweig LLP
                  505 Park Avenue
                  New York, New York 10022
                  Facsimile:  (212) 980-7177
                  Attention:  Jeffrey S. Spindler, Esq.

            (2) If to Member:

                  Steve Coates
                  c/o Fort Dearborn Partners
                  150 North Wacker Drive
                  Suite 2850
                  Chicago, Illinois 60606

            5. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their respective affiliates, successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by either of the parties hereto without the prior written consent of the other party except that Buyer shall have the right to assign its rights but not its obligations hereunder to any affiliate thereof. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.


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            6. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral and written, relative to said subject matter.

            7. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by each of the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed to in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations hereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation or warranty by such other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by such other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

            8. (a) This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of Illinois, without regard to the principles of conflicts of laws thereof.

                (b) Each of the parties hereto hereby irrevocably consents to arbitration of any dispute, controversy or claim arising out of or relating to this Agreement. Each of the parties hereto hereby irrevocably waives, to the fullest extent legally possible, any objection to the use of arbitration to resolve any such dispute, controversy or claim. If the parties in good faith cannot resolve any controversy or claim arising out of or related to this Agreement or in connection with a breach thereof within 10 days after the claimant gives written notice of such controversy or claim to the other party, any party may demand and commence arbitration of the controversy or claim. In the event of a demand for arbitration, Member shall select one arbitrator and Buyer shall select one arbitrator, within 30 days after such demand shall have been given (the "Demand Date") and the two arbitrators, within 45 days thereafter shall select a third arbitrator. If the third arbitrator shall not be selected within 45 days after the Demand Date, either Member or Buyer may apply to the American Arbitration Association (or any successor thereto) for the appointment of an arbitrator in Chicago, Illinois and the parties shall be bound by the appointments made by such Association. The arbitration shall be held in Chicago, Illinois as promptly as practicable thereafter under the rules of the American Arbitration Association in effect at the time such controversy, claim or breach is submitted to


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arbitration. The award or decision made in accordance with such rules shall be delivered in writing to the parties hereto and shall be final, binding and conclusive upon them in the absence of fraud and judgment upon such award or decision may be entered in any court having jurisdiction thereof. Member and Buyer shall bear equally the cost of such arbitration.

            (c) Notwithstanding the provisions of Paragraph 8(b), the parties hereto shall have the right to seek and obtain from a court of competent jurisdiction a temporary restraining order, injunction, specific performance or other equitable relief to enforce the provisions of this Agreement.

            9. This Agreement may be executed in two counterparts, each of which shall constitute an original instrument, but both of which when taken together shall constitute one and the same instrument.


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                                  Schedule I



Nabisco Corp.
Ripon
Mrs. Alison's
North American Bakery
President's
Mother's
Matt's
Consolidated Biscuit Co.
Hain Foods LLC

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.


                                        THE DELICIOUS FROOKIE COMPANY, INC.



                                        By: /s/ Michael Kirby
                                            -----------------------------------
                                            Name: Michael Kirby
                                            Title: President




                                        ---------------------------------------
                                        STEVE COATES


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